                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated June 30, 2006, except for Note 11 as to which the date is November 22, 2006, relating to the consolidated financial statements and financial statement schedule of Isilon Systems, Inc., which appears in this Amendment No. 3 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in this Amendment No. 3 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
November 22, 2006